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                                                                    EXHIBIT 99.8

                                SAGEBRUSH, INC.
                             3238 WEST MAIN STREET
                        CLAREMONT, NORTH CAROLINA 28610

  THIS PROXY IS SOLICITED ON BEHALF OF SAGEBRUSH'S BOARD OF DIRECTORS FOR THE
                                    SPECIAL
      MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 27, 1998 AT 10:00 A.M.

    The undersigned hereby appoints L. Dent Miller, Charles F. Connor, Jr. and Noland M. Mewborn, and each or any of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of Sagebrush Common Stock that the undersigned may be entitled to vote at the Sagebrush Special Meeting of Shareholders to be held in Hickory, North Carolina, January 27, 1998, at 10:00 a.m., or at any adjournment or postponement thereof. The undersigned further authorizes such proxies to vote in their discretion upon such matters as may properly come before such Special Meeting or any adjournment or postponement thereof. Receipt of Notice of the Special Meeting of Shareholders and of the Joint Proxy Statement-Prospectus is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH BELOW. THE SAGEBRUSH BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" SUCH PROPOSAL.

    1. A proposal to approve the Agreement and the Plan of Merger as defined and described in the Joint Proxy Statement-Prospectus.

                     [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

                     CONTINUED AND TO BE SIGNED ON REVERSE

                                                 Dated:                     1998
                                                       --------------------,

                                                 -------------------------------

                                                 -------------------------------
                                                   Signature of Shareholder(s)

                                                 Important: Please sign exactly
                                                 as your name(s) appear hereon.
                                                 Where shares are held jointly,
                                                 both holders should sign. When
                                                 signing as attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give your full
                                                 title as such. If the holder is
                                                 a corporation, execute in full
                                                 corporate name by authorized
                                                 officer.

PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.